UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2024

NOV INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10353 Richmond Ave. Houston, Texas		77042
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 346-223-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 12, 2024, NOV Inc., a Delaware corporation (the “Company”), entered into a credit agreement evidencing a five year unsecured revolving credit facility (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, the other agents named therein, and the lenders parties thereto (the “2024 Facility”), pursuant to which the Company may borrow an aggregate principal amount of up to $1.5 billion. The 2024 Facility will be used for working capital and general corporate purposes and has an initial maturity of September 2029. The Company also has two one-year extension options with respect to the 2024 Facility subject to the consent of only those lenders agreeing to such extension (so long as such extending lenders constitute at least majority lenders). Borrowings under the 2024 Facility bear interest at the rates specified in the Credit Agreement, and the Credit Agreement contains customary covenants, including a maximum capitalization ratio covenant. The Company has the right to increase the aggregate commitments under the 2024 Facility to an aggregate amount of up to $2.5 billion upon the consent of only those lenders holding any such increase.

The administrative agent, the lenders under the Credit Agreement and each of their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates, for which they receive customary fees.

The foregoing description of the 2024 Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

As a result of entering into the 2024 Facility, on September 12, 2024, the Company terminated its credit agreement dated June 27, 2017 with a syndicate of lenders, including Wells Fargo Bank, National Association, as administrative agent. Such agreement, as amended and otherwise modfied prior to the date hereof, provided for a $2.0 billion unsecured revolving credit facility (as so amended and otherwise modified, the “2017 Facility”). The 2017 Facility was scheduled to expire in October 2025. Borrowings under the 2017 Facility bore interest at the rates specified in the credit agreement, as amended, and the credit agreement, as amended, contained customary covenants, including a maximum capitalization ratio covenant. There were no termination penalties incurred by the Company in connection with the termination of the 2017 Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	5-Year Credit Agreement, dated as of September 12, 2024, among NOV Inc. and the financial institutions signatory thereto, including Wells Fargo Bank, National Association, in its capacity, among others, as Administrative Agent, an Arranger and a Joint Book Runner

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2024	NOV INC.

/s/ Peter F. Vranderic
Peter F. Vranderic
Vice President